Ed Murray
Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 09/28/2017 11:23 AM
ID: 2017-000770515

Foreign Profit Corporation
Articles of Domestication

Pursuant to W.S. 17-16-1801 the undersigned hereby applies for a Certificate of Domestication.

1. Corporation name:

Independent Film Development Corporation

2. Incorporated under the laws of: Nevada
(State of formation)

3. Date of incorporation: 09/14/2007
(mm/dd/yyyy)

4. Period of duration: Perpetual
(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual.")

5. Mailing address of the corporation:

1621 Central Avenue
Cheyenne WY 82001

6. Principal office address:

1621 Central Avenue
Cheyenne WY 82001

7. Name and physical address of its registered agent:
(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. ***The registered agent must have a physical address in Wyoming.*** *If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed* ***in addition to a physical address.****)*

Name: Wyoming Registered Agent

Address: 1621 Central Avenue, Cheyenne, WY 82001

(If mail is received at a Post Office Box, please list above ***in addition to the physical address.****)*

8. Purpose or purposes of the corporation which it proposes to pursue in the transaction of business in Wyoming:

Film and entertainment development

Received
SEP 27 2017
Secretary of State
Wyoming

9. Names and usual business addresses of its current officers and directors:

Office	Name	Address
President	Jeff Ritchie	17819 Lemarsh St. Northridge CA 91325
Vice President		
Secretary		
Treasurer	Rachel Boulds	6371 S Glenoaks Street, Murray, UT 84107
Director	Patrick Peach	17819 Lemarsh St. Northridge CA 91325
Director	C. David Pugh	182 A Bennett's Farm Rd., Ridgefield CT 06877
Director		

10. Aggregate number of shares or other ownership units which it has the **authority to issue.**
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

Preferred 15,000,000 par value $0.0001
Common 6,000,000,000 par value $0.0001

11. Aggregate number of **issued shares** or other ownership units.
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

See attached

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

Signature: [signature]

Date: 09/22/2017
(mm/dd/yyyy)

Print Name: Jeff Ritchie

Title: CEO

Contact Person: Jessica McLaughlin

Daytime Phone Number: (307) 637-5151

Email: jmclaughlin@wyomingregisteredagent.com

(Email provided will receive annual report reminders and filing evidence)
**May list multiple email addresses*

REQUIRED ATTACHMENTS TO INCLUDE WITH THE FILING:

- [ ] A **certified copy of its original articles of incorporation and all amendments** currently certified within the last six (6) months by the proper officer of the state of formation.
- [x] The completed application must be accompanied by an **original certificate of existence/good standing**, dated *not more than thirty (30) days* prior to filing in Wyoming, duly authenticated by the Secretary of State or other official having custody of corporate records in the state of formation.